UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2007

Kraton Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a letter agreement dated December 10, 2007, Shell Chemicals Europe B.V. ("Shell") and Kraton Polymers Nederland B.V.* ("K.P. Nederland") entered into Amendment No. 2 to the Isoprene Monomer Supply Agreement dated February 28, 2001 ("Amendment No. 2").

Under the terms of the Amendment No. 2, the agreed volume and pricing terms and conditions were amended for contract years 2008 and 2009. The amendment also states the intention of Shell to give notice to teminate the agreement on December 31, 2009, subject to extension by Shell to coordinate termination in an orderly fashion relative to its other contractual committments.

We are party to other agreements with Shell and its affiliates pursuant to which Shell and its affiliates provide services that are important to our business. These agreements include: (1) an operating agreement pursuant to which Shell and its affiliates operate and maintain one of our European manufacturing facilities and employ and provide almost all of the staff for such facility; and (2) a site services, utilities, materials and facilities agreement pursuant to which Shell and its affiliates provide utilities and site services to one of our European manufacturing facilities.

*K.P. Nederland B.V. is a wholly owned subsidiary of K.P. Global Holdings C.V. ("Global Holdings"). Global Holdings is a wholly owned subsidiary of Kraton Polymers LLC.

Item 1.02 Termination of a Material Definitive Agreement.

In a letter dated December 13, 2007 from Shell Chemicals Europe B.V. ("Shell") to Kraton Polymers Nederland B.V.* ("K.P. Nederland"), Shell announced that it has voluntarily elected to terminate the Isoprene Monomer Supply Agreement dated February 28, 2001 in accordance with clause 9.1.1 of the contract. The effective date of the termination will be December 31, 2009.

The material terms and conditions of this agreement and the circumstances surrounding the termination are summarized in our annual report on Form 10-K previously filed with the SEC.

*K.P. Nederland B.V. is a wholly owned subsidiary of K.P. Global Holdings C.V.("Global Holdings"). Global Holdings is a wholly owned subsidiary of Kraton Polymers LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

December 18, 2007	By:	/s/ Joseph J. Waiter

Name: Joseph J. Waiter
Title: Vice President and General Counsel